EXHIBIT 99.1

NEWS RELEASE

CONTACT:
Kim George
Divisional Vice President
Investor Relations
717.751.3071
kim.george@bonton.com

THE BON-TON STORES, INC. NAMES WILLIAM TRACY CHIEF OPERATING OFFICER

York, PA, July 21, 2014 — The Bon-Ton Stores, Inc. (NASDAQ: BONT) today announced the appointment of William Tracy to the position of Chief Operating Officer of the Company, effective July 27, 2015. Mr. Tracy will have responsibility for Stores, Information Systems, Supply Chain, Distribution & Logistics, Omnichannel Strategy, Real Estate, and Human Resources.

Mr. Tracy, age 61, joins Bon-Ton from Hudson’s Bay Company where he most recently served as Executive Vice President - Supply Chain, Logistics & Omni Channel Fulfillment, and Global Sourcing.  His previous position with Hudson’s Bay was Executive Vice President - Supply Chain, Omni Channel Fulfillment & Information Services.  He has had previous experience as Chief Operating Officer at Fortunoff and Nine West Corporation and served in various senior leadership capacities at Lord & Taylor and Abraham & Straus Department Stores, which included Merchandise Planning, Facilities and Store Planning, Store Operations, Distribution and Logistics, Human Resources and Information Systems. Mr. Tracy has over 30 years of retail experience and has a Bachelor of Arts degree from Adelphi University.

Kathryn Bufano, President and Chief Executive Officer, stated, “We are excited to have an executive with Bill’s experience and talents join our team as Chief Operating Officer.  He shares my vision of optimizing technology to gain efficiency and reach our existing and new customers and improving our ability to provide fashion for the family to our customers in the most efficient and cost effective manner possible.”

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 270 stores, which includes nine furniture galleries and four clearance centers, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2015 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.